Exhibit 99.1


           Journal Register Company Announces Quarterly Cash Dividend


     TRENTON, N.J.--(BUSINESS WIRE)--Feb. 9, 2006--Journal Register Company (NYSE:JRC) today announced that its Board of Directors has approved a cash dividend of $0.02 per share of Common Stock. The dividend will be payable on April 3, 2006 to shareholders of record on March 7, 2006.

     Journal Register Company is a leading U.S. newspaper publishing company. Journal Register Company owns 27 daily newspapers, including the New Haven Register, Connecticut's second largest daily and Sunday newspaper, and 338 non-daily publications. Journal Register Company currently operates 212 individual Web sites that are affiliated with the Company's daily newspapers, non-daily publications and its recently acquired network of employment Web sites. These Web sites can be accessed at www.journalregister.com. All of the Company's operations are strategically clustered in seven geographic areas:
Greater Philadelphia; Michigan; Connecticut; Greater Cleveland; New England; and the Capital-Saratoga and Mid-Hudson regions of New York. The Company owns JobsInTheUS, a network of six premier employment Web sites in New England and has an investment in PowerOne Media, LLC, a leading provider of online solutions for newspapers, hosting the largest online newspaper network in the U.S.

     This release contains forward-looking information about Journal Register Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, and statements about the future performance, operations, products and services of the Company. These forward-looking statements involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the success of the Company's acquisition strategy, dispositions, the ability of the Company to achieve cost reductions and integrate acquisitions, competitive pressures, general or regional economic conditions and advertising trends, the unavailability or a material increase in the price of newsprint and increases in interest rates. These and additional risk factors are outlined in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.


    CONTACT: Journal Register Company
             Ricardo A. Venegas, Treasurer, 609-396-2200
             Fax: 609-396-2292